UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  March 12, 2015
HAMPDEN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)
Registrant’s telephone number, including area code:  (413) 736-1812
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Special Meeting of Stockholders of Hampden Bancorp, Inc. (the "Company") was held on March 12, 2015 (the “Special Meeting”). Computershare Inc., the independent Inspector of Election for the Special Meeting, provided a final, certified voting report of the results on March 12, 2015.
The stockholders took following actions at the Special Meeting:
(1) To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 3, 2014, by and between Berkshire Hills Bancorp, Inc. and the Company (the “Merger Agreement”).

For	Against	Abstentions	Broker Non-Votes
3,783,029	204,689	15,183	0

(2)    To consider and vote upon an advisory, non-binding proposal to approve the compensation payable to the named executive officers of the Company in connection with the transactions contemplated by the Merger Agreement.

For	Against	Abstentions	Broker Non-Votes
3,272,805	696,477	33,619	0

Each of the Proposals 1 and 2 was approved by the requisite vote of the Company's stockholders.

Because the Merger Agreement was approved, it was not necessary to consider the third proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.

Item 8.01. Other Events.
On March 12, 2015, the Company issued a press release regarding stockholder approval of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.
(d)           The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release dated March 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	March 12, 2015	By:	/s/ Tara G. Corthell
Tara G. Corthell
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 12, 2015.